Presentation to:
APPLE Board of Directors
APPLE Board of Directors
regarding
QUAIL
QUAIL
April 27, 2007
Exhibit (c)(3)†
† Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule
24b-2 of the Securities Exchange Act of 1934, as amended.  Omitted portions are indicated in this exhibit with [*].

2 Table of Contents I. Executive Summary II. Process Overview III. Historical Stock Price Performance IV. Valuation Analysis

I. Executive Summary

Executive Summary
After initial meetings in February and early March with APPLE management and early indications of value in the high $20s to $30 per share, OSPREY commenced an extensive diligence process, including numerous third party advisors
OSPREY, with the approval of APPLE, invited CANARY to participate as an equity co-sponsor on April 5
After concluding their diligence process, OSPREY and CANARY indicated their valuation was at the low end of their $24 - $26 per share range:
– Perception that APPLE’s core Financial Services business and overall Credit Card direct mail revenues will decline over the next 5 years
– Recent changes to [*] and [*] contracts resulting in lower revenue and profit in future periods
– Lack of growth in Europe
– Feedback from large FI customer calls
– Lower capital expenditure savings than originally anticipated
– Risks associated with business transformation projects – offshoring, internal financial reporting, etc.
– Early stage nature of next generation products – Relevance, BIG, and consulting
After its preliminary analysis, QUAIL submitted to APPLE on April 25 th
, a letter indicating its
interest in acquiring all of the shares it does not currently own at $26.00 per share th
[*] Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under
Rule 24b-2 of the Exchange Act.

Proposal Valuation Summary
Note: Projected results based on APPLE management forecast as of 3/27/07, adjusted for certain subsequent events not captured in the original forecast.
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses.
(Dollars in Millions, Except per Share)
QUAIL
Proposal
Price Per Share (4/25/07) 22.63 $         26.00 $
Implied Premium:
Current 22.63 $         14.9%
30 Day Average 21.56             20.6%
90 Day Average 22.89             13.6%
Fully Diluted Shares Outstanding (Treasury Method) 80.2               81.2
Market Capitalization 1,815.7 $      2,110.6 $
Plus: Debt (3/31/07) 755.8             755.8
Less Cash: (3/31/07) (37.8)              (37.8)
Enterprise Value 2,533.7 $      2,828.6 $
Valuation Multiples
Revenue:
3/31/07 1,395.8 $      1.8x 2.0x
3/31/08 1,453.7         1.7  1.9
EBITDA:
3/31/07 394.6 $         6.4x 7.2x
3/31/08 412.2             6.1  6.9
Adjusted EBITDA (a):
3/31/07 273.0 $         9.3x 10.4x
3/31/08 305.5             8.3  9.3
EBIT:
3/31/07 167.3 $         15.1x 16.9x
3/31/08 185.5             13.7  15.2
EPS:
3/31/07 0.94 $            24.0x 27.6x
3/31/08 1.00               22.6  26.0
Current

II. Process Overview

OSPREY Diligence Summary
Diligence commenced remotely on March 9 with an electronic data room and on-site in Little
Rock on March 12
Introduced CANARY as an Equity Partner on April 5
–
Meetings with APPLE senior management and organization leaders in Little Rock on April 10 – April 11
Diligence overview
–
Electronic Data Room
–
Site Visits – Little Rock, Conway, Downers Grove, San Mateo, Denver, London
–
On-Site Diligence Team
• OSPREY Internal Team – Operations and finance
• Duff & Phelps – Accounting and finance
• Fried Frank – Legal (off-site)
• Bain Consulting – General industry and market study
• Winterberry Group – Marketing consultants
• TPI – ITO Outsourcing
–
Financing Sources
• Bank of America
• JP Morgan Chase
APPLE Team members throughout the organization were thoroughly involved in all phases of the diligence process
–
Senior Executives, Organization Leaders and FALs
th
th
th
th
th

QUAIL Proposed Diligence
QUAIL’s initial diligence has consisted of:
–
Review of publicly available documents
–
Receipt of APPLE base case model
–
Access to electronic data room
QUAIL’s proposed diligence for the week of April 30
–
On-site Management Presentations – QUAIL, UBS, Deloitte
–
Financial model review – QUAIL, UBS, Deloitte
–
Accounting review – Deloitte
–
Legal review – Dechert
–
Business Review – Phil Fresen (Business Consultant)
QUAIL has indicated it expects to be able to complete its diligence in 2 – 3 weeks
QUAIL has indicated they expect to sign a contract by May 14 th
th

Next Steps
Evaluate QUAIL indication of interest and determine whether to proceed
Conduct detailed diligence process
Receive and evaluate ultimate QUAIL offer
–
Price
–
Transaction Structure
–
Financing Structure / Commitment
–
Key Conditions
• MAC
• Go-Shop and Topping Rights
• Break Fees
• Shareholder Vote
• Other Conditions
–
Remaining diligence
–
Timing
Determine likelihood of other strategic and financial bidders emerging
–
Craft Go-Shop process to solicit, accommodate and evaluate potential competitive interest
Key upcoming APPLE milestones
–
Earnings announcement (new guidance) on May 16
–
New segment information description
th

Go-Shop Summary
A Go-Shop provision allows a publicly-traded target to actively solicit offers from other bidders for an agreed upon period of time after achieving the deal certainty of signing a definitive agreement with a buyer
Duration and Scope
–
Typically ranges from 20 – 60 days
–
Permits solicitation of bids from both strategic and financial buyers
Information and Matching Rights
–
Typically provides for buyer to be informed of alternative bids solicited during the Go-Shop period
–
Approximately 50% of transactions with Go-Shop provisions include an obligation for the target to negotiate with the initial purchaser to allow it to match or top any alternative proposal
Proxy Filing Obligations
–
Often requires the merger proxy to be prepared and filed with the SEC as “promptly as practicable” after the execution of the merger agreement
Breakup/Termination Fees
–
Requires a public target to pay a fee to the initial buyer if the target invokes its fiduciary out, structured as either:
• The same fee regardless of whether the fiduciary out is exercised for a bid solicited during the Go-Shop period or a later unsolicited offer; or
• A discounted fee if the transaction was abandoned in favor of a bid obtained during the Go-Shop period
(typically 30% – 60% of the full termination fee)

Go-Shop Process and Timeline
Based on the receipt of an offer, the Board will determine whether to seek additional offers for the Company and the timing of such:
–
Negotiate terms and conditions with QUAIL and then solicit alternative bidders during Go-Shop period; or
–
Seek other interest before finalizing terms and conditions with QUAIL; or
–
Decline to proceed in any matter
If APPLE proceeds with current offer, the Company will
– Negotiate and execute a definitive agreement
– Publicly announce the Transaction
– Initiate Go-Shop period managed by Stephens
– Prepare and file preliminary proxy with SEC (20 – 45 days to clear proxy)
• If there is Go-Shop period, the Company may elect to wait until the Go-Shop period ends to file its proxy statement
– File for HSR review which takes approximately 30 days, or less with accelerated response
– File definitive proxy statement and mail to shareholders
– Hold shareholder meeting and vote
– Close Transaction (usually same day as shareholder meeting)

Key Considerations for APPLE
Pros
–
Deal certainty
–
Avoids business and execution risks of failed auction and being shop worn
–
Shortens diligence process for potential purchasers, thereby minimizing disruption to APPLE operations and management time commitments
–
If a full sale process were to be publicly announced:
• Stock could run up to unrealistic expectations – only to fall back later
• Uncertainty of future ownership may disrupt growth in the business and day-to-day operations
• Shareholder base changes rapidly to short-term holders making it difficult to return to status quo if a deal is not consummated
–
Go-Shop provides adequate opportunity for potential purchasers that would pay a higher price than the announced offer
Cons
–
Potential purchasers may be dissuaded from evaluating a transaction given the appearance that the current buyer has a head start
–
Potential cost to shareholders if termination fee is paid (typically 1.0 – 2.0% of equity value)

Go-Shop Analysis
Since January 1, 2006, approximately 23.3% of all going private transactions used Go-Shop provisions
–
Financial buyers
–
Deal size greater than $100 million
Since January 1, 2007, 12 out of 32 (37.5%) going private transactions used Go-Shop provisions
–
3 of the 12 deals resulted in a higher bid
(Dollars in Millions)
(a) Apax Partners increased its original bid from $40.00 to $41.50 during the Go-Shop period.
(b) Hellman & Friedman offered $32.50 during the Go-Shop period (April 17, 2007); higher than the original terms with ValueAct Capital of $32.10 per share (signed March 8, 2007).
(c) Transaction has been canceled as a result of Community Health Systems, Inc. entering a higher bid of $54.00 per share during the Go-Shop period.
(d) Mean and median exclude OSI Restaurant Partners and Harrah’s Entertainment Inc.
Termination Fees
During Go-Shop After Go-Shop
1-Day 10-Day Avg. 30-Day Avg. 200-Day Avg. $ % $ %
4/26/07 Harman International Industries 7,860.0 $     120.00 $   17.0% 16.5% 19.9% 27.1% --- --- --- --- 50 ---
4/24/07 Myers Industries, Inc. 1,015.1 22.50 4.6% 10.9% 17.1% 31.9% 25.0 $       2.5% 25.0 $       2.5% 45 ---
4/24/07 Symbion, Inc. 643.6 22.35 17.4% 13.1% 14.8% 15.9% 5.0 0.8% 12.5 1.9% 30 ---
4/2/07 First Data Corp. 28,862.2 34.00 26.4% 27.6% 32.8% 40.2% 250.0 0.9% 700.0 2.4% 50 ---
3/6/07 Topps Co. Inc. 386.3 9.75 9.4% 5.1% 2.0% 11.1% 8.0 2.1% 12.0 3.1% 40 42
2/26/07 TXU Corp. 44,183.4 69.25 15.4% 19.3% 23.8% 16.8% 375.0 0.8% 1,000.0 2.3% 50 ---
2/26/07
Hub International Ltd. (a)
1,810.2 41.50 20.3% 21.7% 26.3% 42.0% 21.2 1.2% 50.8 2.8% 21 21
2/5/07 Triad Hospitals, Inc. (c) 6,838.1 50.25 16.1% 16.2% 20.0% 22.5% 20.0 0.3% 120.0 1.8% 40 39
1/28/07 Laureate Education Inc. 3,769.7 60.50 11.2% 14.9% 19.1% 24.0% 55.0 1.5% 110.0 2.9% 45 47
1/8/07 United Surgical Partners International Inc. 1,887.0 31.05 13.4% 9.8% 14.5% 8.3% 15.0 0.8% 42.0 2.2% 40 28
1/3/07 Blair Corporation 173.0 37.50 14.5% 16.1% 20.8% 20.4% 4.3 2.5% 5.2 3.0% 30 36
12/15/06 Realogy Corporation 9,165.0 30.00 15.4% 14.6% 14.3% 25.1% 215.0 2.3% 215.0 2.3% 60 34
12/8/06
Catalina Marketing Corp. (b)
1,623.9 32.50 34.1% 30.1% 29.8% 22.7% 8.4 0.5% 50.6 3.1% 45 ---
11/5/06 OSI Restaurant Partners 3,455.0 40.00 23.3% 20.1% 21.0% 8.4% 25.0 0.7% 45.0 1.3% 50 73
10/25/06 Clear Channel Communications 27,130.0 37.60 16.8% 20.3% 25.0% 27.5% 500.0 1.8% 500.0 1.8% 21 51
10/14/06 Open Solutions Inc. 1,337.0 38.00 25.5% 29.9% 31.7% 39.4% 12.0 0.9% 30.0 2.2% 21 34
10/2/06 Harrah's Entertainment Inc. 27,893.0 90.00 35.5% 34.7% 40.8% 26.6% 500.0 1.8% 500.0 1.8% 25 79
9/11/06 Freescale Semiconductor Inc. 18,488.0 40.00 30.1% 28.8% 34.7% 42.0% 300.0 1.6% 300.0 1.6% 50 22
7/24/06 HCA Inc. 33,090.5 51.00 6.5% 13.1% 16.4% 8.2% 300.0 0.9% 500.0 1.5% 50 16
7/13/06 Petco Animal Supplies Inc. 1,828.0 29.00 48.1% 44.5% 47.0% 37.2% 30.0 1.6% 50.0 2.7% 21 29
6/6/06 ACE Cash Express 530.0 30.00 15.4% 12.6% 12.4% 25.9% 10.0 1.9% 15.0 2.8% 30 34
5/31/06 West Corporation 4,100.0 48.75 13.0% 13.4% 7.8% 17.5% 67.0 1.6% 93.0 2.3% 20 43
5/22/06 Jameson Inns Inc. 367.0 2.97 29.7% 24.4% 21.3% 29.0% 2.5 0.7% 5.0 1.4% 25 11
1/23/06 Sports Authority Inc. 1,300.0 37.25 20.0% 22.7% 20.6% 21.8% 30.0 2.3% 30.0 2.3% 20 23
Mean 20.0% 20.0% 22.2% 24.6% 1.4% 2.3% 37 34 (d)
Median 16.9% 17.9% 20.7% 24.6% 1.5% 2.3% 40 34 (d)
Announced
Date
Apollo Management, Texas Pacific
Merrill, Bain, KKR
JLL Partners
JER Partners
Blackstone, Texas Pacific, Permira, Carlyle
Leonard Green, Texas Pacific
Leonard Green
Apollo Management
Deal Target
Total
Trans. Size
Madison Dearborn,TheTormente Co.
KKR
GS Capital Partners
KKR, GS Capital Partners
Hellman & Friedman
Acquired By
6 Parties Including KKR, Texas Pacific
Days Between
Announcement
and Proxy Filing
Apax Partners, Morgan Stanley
Go-Shop
Duration
(# Days)
Offer Price
Per Share
Premium Over Share Price -%
Crestview Partners
TH Lee, Quadrangle
CCMP, Goldman Sachs
Welsh Carson
TH Lee, Bain Capital
Carlyle, Providence
Golden Gate Capital
Bain Capital, Catterton
10 Parties Including KKR, Citigroup

III. Historical Stock Price Performance

Share Price
Volume in Thousands

Stephens Inc.
Investment Bankers

Historical LTM APPLE Performance
5/17/06:
Announced Jeffrey W. Ubben will join the Company’s Board
of Directors.
E
8/7/06:
Announced the final results of the Company’s Dutch Auction
Self Tender in which 11.1 million shares of common stock
were purchased at a price of $25.00 per share.
F
9/18/06:
G
H
10/25/06: Announced revenue of $348.3 million and EPS of $0.25 for the Q2 2007 vs. consensus EPS of $0.23.
10/31/06: Announced the opening of new data center in greater
Toronto area.
A
Announced revenue of $1.3 billion and EPS of $0.74 for the
FYE 2006 vs. consensus EPS of $0.75
C
9/22/06: Announced the election of R. Halsey Wise, President and
CEO of Intergraph Corporation, to the Company’s Board of
Directors.
I
1/5/07: Announced the acquisition of retail business solutions provider, Equitec.  The Company expects the transaction to
be accretive in 2008.
J
1/24/07: Announced revenue of $352.8 million and EPS of $0.31 for the Q3 2007 vs. consensus EPS of $0.32.
K
2/6/07: Announced resignation of Frank Cotroneo as Company’s
CFO and the appointment of Roger Kline as interim CFO.
4/25/06 6/2/06 7/14/06 8/24/06 10/4/06 11/13/06 12/22/06 2/2/07 3/15/07 4/25/07
$20.00
$22.00
$24.00
$26.00
$28.00
0
1,000
2,000
3,000
4,000
5,000
6,000
A
B
C
D
E
F
G
H
I
J
K
L
M
Announced revenue of $336.7 million and EPS of $0.20 for
the Q1 2007 vs. consensus EPS of $0.17.
7/26/06:
B
Announced adjustments to the Company’s Road Map
earnings target as a result of an increase in options
exercised, non-financial advisory fees related to the proxy
contest, share repurchase through DAST, an increase in
incremental interest expense, and a higher effective tax rate.
8/31/06:
D
(April 25, 2006 – April 25, 2007)
L
3/29/07: Announced the acquisition of Harbinger Technologies Group, an international consulting and technology that specializes
serving homeland defense, national security and the
prevention of international terrorism.
M
4/3/07: Announced the acquisition of Kefta, a leader in real-time, dynamic personalization solutions for the Internet.
52 Week High (4/27/06) 26.29 $
52 Week Low (3/5/07) 21.00
30 Day Average 21.56
90 Day Average 22.89

Share Price
Volume in Thousands

Stephens Inc.
Investment Bankers

4/25/02 11/13/02 6/4/03 12/24/03 7/14/04 2/2/05 8/24/05 3/15/06 10/4/06 4/25/07
$10.00
$12.00
$14.00
$16.00
$18.00
$20.00
$22.00
$24.00
$26.00
$28.00
0
5,000
10,000
15,000
20,000
25,000
30,000
Historical 5 Year APPLE Performance
(April 25, 2002 – April 25, 2007)
5 Year High - $26.91
5 Year Low - $12.25

APPLE – 5 Year Trading Histogram
# of Shares Traded
Price Days Average Total at or
Range Traded Volume Volume Below Range Distribution of Total Volume Traded
$26.01 - $28.00 62        491,915     30,498,740       100.0%
$24.01 - $26.00 221      606,593     134,057,050     96.5%
$22.01 - $24.00 262      605,075     158,529,580     81.2%
$20.01 - $22.00 148      783,310     115,929,910     63.1%
$18.01 - $20.00 149      696,659     103,802,160     49.8%
$16.01 - $18.00 170      749,825     127,470,250     37.9%
$14.01 - $16.00 208      743,941     154,739,740     23.4%
$12.00 - $14.00 40        1,237,756 49,510,256       5.7%
Total 1,260   694,078     874,537,686
Weighted Average Price 19.83 $
Current Price 4/25/07 22.63 $
5.7%
17.7%
14.6%
11.9%
13.3%
3.5%
15.3%
18.1%
0.0% 5.0% 10.0% 15.0% 20.0%
(April 25, 2002 – April 25, 2007)

Actual Results vs. Consensus Estimates

(Dollars in Millions, Except per Share)

	Actual Rev.	Actual EPS	Estimated Rev. (a)	Estimated EPS	% Difference Rev.	% Difference EPS	Share Price Reaction 1 Day	Share Price Reaction 5 Day	Share Price Reaction 30 Day	Comments	Road Map / Outlook Updates
FY 07											
Q4	$ 357.9	$ 0.19	$ 355.7	$ 0.20	0.6%	-4.9%	N/A	N/A	N/A	N/A	N/A
Q3	352.8	0.31	365.3	0.32	-3.4%	-2.5%	-10.0%	-7.5%	-10.1%	Slower than expected revenue growth	Reduced guidance for balance of the year
Q2	348.3	0.25	354.5	0.23	-1.7%	7.0%	-0.2%	-0.6%	-0.7%	Solid performance and good positioning for successful second half of the fiscal year	None
Q1	336.7	0.20	333.8	0.17	0.9%	15.9%	-0.3%	0.0%	1.2%	In line with long-term Financial Road Map	None
FY06											
Q4	$ 344.3	$ 0.26	$ 347.7	$ 0.26	-1.0%	-1.2%	-2.7%	-2.9%	-3.8%	Within fiscal year Financial Road Map	None
Q3	347.4	0.31	338.9	0.25	2.5%	25.5%	4.2%	-0.5%	6.5%	Better-than-expected margins	Lowered international operating margins; added FY07 estimates
Q2	330.5	0.20	322.1	0.15	2.6%	30.0%	3.1%	8.5%	17.0%	Pre-tax charges of $15.8mm related to restructuring; announced signing of large, new deals	None
Q1	310.3	0.07	310.0	0.09	0.1%	-21.1%	-0.9%	-2.6%	-5.8%	Pre-announced shortfall in revenue and earnings; announced $14-$16mm of savings	Lowered FY06 international revenue growth estimates
FY05											
Q4	$ 322.5	$ 0.16	$ 308.7	$ 0.21	4.5%	-23.8%	-13.2%	-11.9%	11.8%	Solid U.S. operations growth and disappointing growth of the international business	Increased FY06 U.S. rev. growth est. and decreased international revenue growth and operating margins estimates for both segments
Q3	312.4	0.24	309.8	0.25	0.8%	-4.0%	-5.7%	-5.9%	-4.6%	Improved operating margin of the international operations	Lowered FY05 revenue growth and international operating margins, increased U.S. operating margins; added FY06 estimates
Q2	299.1	0.20	293.1	0.18	2.1%	11.1%	6.1%	6.2%	14.3%	High growth of the U.S. operations	None
Q1	289.0	0.14	278.8	0.14	3.6%	0.0%	-3.2%	-3.7%	-3.6%	In line with Financial Road Map	None
FY04											
Q4	$ 277.8	$ 0.17	$ 263.1	$ 0.17	5.6%	0.0%	2.2%	0.5%	11.5%	Reported in-line results	Introduced Financial Road Map
Q3	255.2	0.22	248.1	0.19	2.9%	15.8%	-0.6%	-0.9%	3.0%	Strong pipeline with new contract that delivers $49mm in annual revenue	Increased FYE04 revenue estimate and decreased EPS estimate
Q2	241.1	0.13	250.0	0.13	-3.6%	0.0%	-2.6%	-2.6%	-1.5%	Revenue in low range of expectations; EPS in the low range of previous estimates	Lowered FYE04 revenue estimate
Q1	236.7	0.05	237.3	0.05	-0.3%	0.0%	-6.4%	-7.4%	-5.9%	Continued revenue and earnings guidance for Q1 and FY04	Decreased revenue outlook for FY04 and increased EPS estimates

Note: Gray shading indicates missed revenue and/or EPS estimates, or revised guidance downwards.
Source: Bloomberg and FactSet.
(a) FY04 and FY05 revenue estimates per Stephens Inc. research.

Stephens Inc.
Investment Bankers

18

Last Target Revenue EPS
Firm Recommendation Report Date Price 2007E 2008E 2007E 2008E
Credit Suisse Underperform 2/6/07    24.00 $     1,391.0 $ 1,434.8 $    0.96 $      1.11 $
Stephens Inc. Equal-Weight 1/25/07 28.00           1,397.6    1,505.2    0.96         1.18
William Blair & Company Market Perform 1/25/07 --- 1,392.7    1,459.3    0.96         1.05
Piper Jaffray Market Perform 1/25/07 23.00           1,392.5    1,446.6    0.97         1.13
Robert W. Baird & Co. Neutral 1/25/07 26.00           1,393.8    1,480.7    0.91         1.10
Lehman Brothers Overweight / Neutral 1/25/07 23.50           --- --- --- ---
ThinkEquity Partners Hold 1/25/07 21.00           1,393.8    1,465.8    0.94         1.00
Mean 24.25 $        1,393.6 $ 1,465.4 $ 0.95 $      1.10 $
Median 24.30           1,393.3    1,462.6    0.96         1.11
IBES 1,393.9 $ 1,470.3 $ 0.95 $      1.12 $
APPLE Internal Estimates 1,395.8    1,453.7    0.94         1.00
APPLE Equity Research Coverage
Commentary
Commentary
Estimates
Estimates
(Dollars in Millions, Except per Share)
“We believe the risk of near-term numbers is lower now that APPLE has revised their Roadmap (as of Q3 report).  That said we do not expect much upside to revenues in the near term given the macro environment (tough demand for traditional marketing services) and
APPLE’s exposure to financial services and in particular major credit card providers.” – Brandon Dobell, Credit Suisse, 2/6/07.
“We continue to believe that APPLE is positioned for solid, sustainable growth over the long term driven by: 1) increasing demand for data integration and targeted-marketing capabilities, 2) international expansion opportunities, 3) improving sales productivity as more consultative sales efforts mature, and 4) a broadening service offering including digital marketing and risk management solutions among others.” – Mark A. Bacurin, Robert W. Baird & Co., 1/25/07.

IV. Valuation Analysis

Management Case
–
Based on model provided by management on March 27
th
–
The financial model incorporates the following changes since that date:
–
Change in [*] contract (2008)
–
Potential change in [*] revenue (mid 2009)
–
EMC impact: Receipt of $20mm option exercise payment and ongoing reduction in related capitalized software development
–
$20mm estimated gain on the sale of the Phoenix facility at the end of 2008
APPLE Financial Summary
For the Projected Fiscal Year Ending March 31, CAGR
2008 2009 2010 2011 '08-'11
Revenue 1,453.7 $          1,509.5 $          1,621.2 $          1,762.2 $          6.6%
Growth 4.2% 3.8% 7.4% 8.7%
EBITDA 412.2 $             408.2 $             439.7 $             488.8 $             5.9%
Margin 28.4% 27.0% 27.1% 27.7%
Adjusted EBITDA 305.5 $             311.5 $             339.1 $             388.2 $             8.3%
Margin 21.0% 20.6% 20.9% 22.0%
EBIT 185.5 $             210.5 $             248.6 $             297.4 $             17.0%
Margin 12.8% 13.9% 15.3% 16.9%
Net Income 81.3 $                103.4 $             132.6 $             169.4 $             27.7%
Margin 5.6% 6.9% 8.2% 9.6%
Earnings Per Share 1.00 $                1.26 $                1.61 $                2.04 $                26.8%
Growth 6.3% 26.3% 27.3% 26.8%
(Dollars in Millions, Except per Share)
[*] Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under
Rule 24b-2 of the Exchange Act.

Comparable Publicly-Traded Company Analysis
–
Reviewed trailing and forward trading multiples of Adjusted EBITDA, EBIT and Cash EPS of publicly-
traded information technology companies relative to growth, margins, returns, strategic/competitive position and financial condition
Comparable Transaction Analysis
–
Reviewed recent transactions involving similar companies to APPLE and examined multiples paid relative to strategic/synergistic opportunities, operating performance of the target and transaction circumstances
Leverage Buyout Analysis
–
Utilized APPLE’s 4-year projection model, estimated current debt capacity, and a range of private equity returns expected in similar sized transactions (20% – 25%) to derive a current valuation range
Discounted Cash Flow Analysis
–
Derived a current valuation by discounting the expected future annual cash flows generated by the
APPLE Management Case projection model including a terminal valuation. A range of terminal values was determined by applying exit multiples of 9.0x to 11.0x to projected March 31, 2011 Adjusted
EBITDA
–
Utilized APPLE’s weighted average cost of capital (WACC) of approximately 11 - 13%
Stephens based its valuation range on APPLE’s historical financial performance, projections developed by Management and the following valuation methodologies:
Valuation Analysis

Implied Per Share Valuation Range
Based on financial projections developed by management for fiscal 2007 – 2011E
Proposal Price
$26.00
Current Price
$22.63
Adjusted EBITDA Multiple of:
9.0x - 11.0x
EBIT Multiple of:
12.0x - 14.0x
Cash PE Multiple of:
18.0x - 20.0x
Adjusted EBITDA Multiple of:
8.5x - 10.5x
EBIT Multiple of:
11.0x - 13.0x
Cash PE Multiple of:
16.0x - 19.0x
LTM 3/31/07 Adjusted EBITDA Multiple of:
10.0x - 12.5x
LTM 3/31/07 EBIT Multiple of:
15.0x - 18.0x
4-Year Equity IRR between
20.0% - 25.0%
11.0% - 13.0% Discount with a Terminal Multiple
of 9.0x - 11.0x of Adjusted EBITDA
Fiscal Year
Ending 3/31/08
Trading
Comparables
Fiscal Year
Ended 3/31/07
Trading
Comparables
52 Week Range
Acquisition
Comparables
Private Market /
LBO
DCF
$21.77
$16.66
$18.08
$22.36
$26.00
$21.00
$27.98
$20.46
$20.09
$30.31
$21.25
$19.95
$32.64
$28.07
$30.85
$31.30
$26.29
$23.46
$23.36
$17.03
$16.80
$24.87
$15.00 $20.00 $25.00 $30.00 $35.00 $40.00

Trading Comparables
(Dollars in Millions, Except per Share)
Note: Financial information per Wall Street research.
(a) Pro Forma TALX acquisition.
(b) Pro Forma Opinion Research acquisition.
(c) APPLE’s 2007E – 2008E financial information is based on fiscal year 3/31/08 and 3/31/09, respectively. Projections provided by the Company.
Ticker Price Equity Enterprise Enterprise Value / EBITDA Enterprise Value / EBIT Price / Cash EPS
Company Name Symbol 4/25/07 Value Value LTM 2007E 2008E LTM 2007E 2008E LTM 2007E 2008E
Equifax Inc. (a)
EFX 40.75 $       6,028.5 $    6,878.9 $    616.4 $       661.3 $       741.1 $       471.0 $       556.0 $       595.5 $       2.23 $         2.23 $         2.60 $
11.2x 10.4x 9.3x 14.6x 12.4x 11.6x 18.3x 18.3x 15.7x
33.3% 34.7% 34.9% 25.5% 29.2% 28.1%
Alliance Data Systems Corporation ADS 64.51          5,296.8       5,142.9       541.3 $       606.7 $       662.1 $       404.3 $       453.0 $       493.8 $       2.88 $         3.50 $         3.95 $
9.5x 8.5x 7.8x 12.7x 11.4x 10.4x 22.4x 18.4x 16.3x
26.1% 25.8% 25.5% 19.5% 19.3% 19.0%
The Dun & Bradstreet Corporation DNB 91.06          5,666.6       5,987.2       459.2 $       528.0 $       575.8 $       425.9 $       476.0 $       528.0 $       3.87 $         4.71 $         5.31 $
13.0x 11.3x 10.4x 14.1x 12.6x 11.3x 23.5x 19.3x 17.1x
30.0% 32.4% 33.2% 27.8% 29.2% 30.4%
ChoicePoint Inc. CPS 37.82          2,995.4       3,416.2       336.3 $       347.8 $       372.7 $       263.4 $       272.6 $       295.6 $       1.98 $         2.07 $         2.36 $
10.2x 9.8x 9.2x 13.0x 12.5x 11.6x 19.1x 18.3x 16.0x
31.7% 30.9% 31.1% 24.8% 24.2% 24.7%
Fair Isaac Corporation FIC 36.64          2,133.2       2,330.3       259.3 $       237.2 $       262.8 $       207.9 $       184.4 $       216.5 $       2.61 $         2.30 $         2.64 $
9.0x 9.8x 8.9x 11.2x 12.6x 10.8x 14.1x 15.9x 13.9x
31.5% 29.6% 31.5% 25.2% 23.0% 26.0%
Harte-Hanks, Inc.
HHS 26.88          2,067.9       2,234.6       227.5 $       239.1 $       254.7 $       193.5 $       201.4 $       215.3 $       1.46 $         1.57 $         1.75 $
9.8x 9.3x 8.8x 11.5x 11.1x 10.4x 18.4x 17.1x 15.4x
19.2% 19.3% 19.4% 16.3% 16.3% 16.4%
infoUSA Inc. (b)
IUSA 9.50            528.5          794.5          101.9 $       112.1 $       123.8 $       66.1 $         73.2 $         83.7 $         0.51 $         0.78 $         0.88 $
7.8x 7.1x 6.4x 12.0x 10.9x 9.5x 18.5x 12.2x 10.8x
17.3% 17.8% 19.0% 11.2% 11.6% 12.8%
Summary of Market Multiples:
Maximum 13.0x 11.3x 10.4x 14.6x 12.6x 11.6x 23.5x 19.3x 17.1x
Minimum 7.8  7.1  6.4  11.2  10.9  9.5  14.1  12.2  10.8
Mean 10.1x 9.5x 8.7x 12.7x 11.9x 10.8x 19.2x 17.1x 15.0x
Median 9.8  9.8  8.9  12.7  12.4  10.8  18.5  18.3  15.7
Mean (Excluding Min and Max) 9.9  9.6  8.8  12.7  12.0  10.9  19.3  17.6  15.4
Margins:
Mean 27.0% 27.2% 27.8% 21.5% 21.8% 22.5%
Median 30.0% 29.6% 31.1% 24.8% 23.0% 24.7%
APPLE (c)
ACXM 22.63 $       1,815.7 $    2,533.7 $    273.0 $       305.5 $       311.5 $       167.3 $       185.5 $       210.5 $       1.00 $         1.05 $         1.31 $
9.3x 8.3x 8.1x 15.1x 13.7x 12.0x 22.5x 21.5x 17.3x
19.6% 21.0% 20.6% 12.0% 12.8% 13.9%

Acquisition Comparables
(Dollars in Millions)
Enterprise Value / LTM
Closing Enterprise Equity LTM LTM LTM EBITDA
Date Acquiror Target Value Value Revenue EBITDA EBIT Margin
Pending Google Inc DoubleClick Inc 3,100.0 $        --- 300.0 $           90.0 $             --- 30.0%
10.3x 34.4x N/A
Pending Cerberus Capital Management Affiliated Computer Services 8,410.5           6,132.7           5,507.4           926.0              607.8              16.8%
1.5x 9.1x 13.8x
Pending Hellman & Friedman LLC Catalina Marketing Corp 1,623.9           1,559.1           466.8              158.3              119.0              33.9%
3.5x 10.3x 13.6x
Pending Pacific Equity Partners Veda Advantage Limited 759.0              641.2              120.2              55.7                47.6                46.3%
& Merrill Lynch Global Private Equity 6.3x 13.6x 15.9x
Pending Equifax Inc TALX Corp 1,401.0           1,216.4           256.8              89.9                71.1                35.0%
5.5x 15.6x 19.7x
2/1/07 Alliance Data Systems Abacus Direct Corporation 435.0              435.0              --- 38.1                --- N/A
N/A 11.4x N/A
12/4/06 infoUSA Inc Opinion Research Corp 125.7              66.0                191.3              15.3                11.2                8.0%
0.7x 8.2x 11.2x
6/9/06 Alliance Data Systems CPC Associates 70.0                70.0                --- 6.0                   --- N/A
N/A 11.7x N/A
6/9/06 Private Equity Consortium VNU N.V. 11,152.0         9,787.4           4,169.4           773.1              472.8              18.5%
2.7x 14.4x 23.6x
2/10/06 Investcorp International Inc. CCC Information Svcs Grp Inc 602.5              463.6              200.0              56.1                48.5                28.0%
3.0x 10.7x 12.4x
9/30/05 Alliance Data Systems Bigfoot Interactive 120.0              120.0              30.0                --- --- N/A
4.0x N/A N/A
9/1/05 Reed Elsevier Plc Seisint 745.0              775.0              115.0              45.0                --- 39.1%
6.5x 16.6x N/A
8/11/05 Consortium of Investors SunGard Data Systems Inc 10,844.3         10,964.9         3,555.9           1,046.6           709.6              29.4%
3.0x 10.4x 15.3x
7/13/05 Hellman & Friedman LLC DoubleClick Inc 699.0              1,101.0           301.6              58.6                23.1                19.4%
2.3x 11.9x 30.3x
5/2/05 Intl. Business Machines Corp Ascential Software Corp 655.9              1,136.6           271.9              29.0                6.9                   10.7%
2.4x 22.6x 95.4x
Maximum 10.3x 34.4x 95.4x 46.3%
Minimum 0.7  8.2  11.2  0.0%
Mean 4.0x 14.4x 25.1x 24.3%
Median 3.0  11.8  15.6  28.0%

LBO Analysis
(a)
(Dollars in Millions, Except per Share)
(a) Assumes certain operating savings related to public company expenses, private company efficiencies, as well as capital expenditure savings, totaling approximately $46 million in FY08 and $65 million in FY11.
(b) EBIT plus Depreciation and Amortization less Capital Lease Principal and Interest Payments less Purchased Software Licenses.
(c) Assumes $19.4 million of public company expense savings for Pro Forma leverage purposes.
Offer Price per Share
26.00 $        27.00 $        28.00 $        29.00 $        30.00 $
Premium to Current Price 14.9% 19.3% 23.7% 28.1% 32.6%
Premium to 30 Day Average Price 20.6% 25.2% 29.9% 34.5% 39.1%
Equity Value   2,110.6 $     2,199.9 $     2,289.8 $     2,379.7 $     2,469.6 $
Enterprise Value (Excludes Fees/Expenses) 2,828.6 2,917.9 3,007.8 3,097.7 3,187.6
Transaction Multiples
3/31/07E:
Revenue 2.0x 2.1x 2.2x 2.2x 2.3x
EBITDA 7.2  7.4  7.6  7.9  8.1
Adjusted EBITDA
(b)
10.4  10.7  11.0  11.4  11.7
EBIT 16.9  17.5  18.0  18.5  19.1
P/E 27.6  28.7  29.7  30.8  31.9
3/31/08E:
Revenue 1.9x 2.0x 2.1x 2.1x 2.2x
EBITDA 6.9  7.1  7.3  7.5  7.7
Adjusted EBITDA
(b)
9.3  9.6  9.8  10.1  10.4
EBIT 15.2  15.7  16.2  16.7  17.2
P/E 26.0  27.0  28.0  29.0  30.0
Equity Investment
Equity Investment Required 1,103.6 $     1,192.9 $     1,282.8 $     1,372.7 $     1,462.6 $
Total Equity / Total Capitalization 38.0% 39.9% 41.6% 43.3% 44.8%
4 Year IRR Assuming an Exit multiple of 15.0x EBIT 31.1% 28.4% 26.0% 23.7% 21.6%
4 Year IRR Assuming an Exit multiple of 10.0x Adjusted EBITDA 25.0% 22.7% 20.5% 18.5% 16.7%
Leverage & Coverage Ratios Pro Forma Projected Year Ending March 31,
@ $26.00 per share
2007 (c)
2008 2009 2010 2011
Senior Debt / EBITDA 2.68x 2.19x 2.08x 1.77x 1.41x
Total Debt / EBITDA 4.35  3.72  3.66  3.25  2.74
Total Debt / Adjusted EBITDA 6.16  4.87  4.70  4.13  3.40
Debt / Capitalization 62.0% 59.4% 57.3% 54.6% 50.7%
EBITDA / Interest Expense 2.73  3.08  3.15  3.52  4.10
Fixed Charge Coverage Ratio 0.96x 1.33x 1.31x 1.35x 1.46x

For the Projected FYE March 31, 2008	2009	2010	2011
EBIT		$ 185.5	$ 210.5	$ 248.6	$ 297.4
Less Taxes @ 38.0%		(70.5)	(80.0)	(94.5)	(113.0)
Net Income Unlevered		115.0	130.5	154.1	184.4
Plus: D&A		226.7	197.7	191.1	191.5
Less: Capitalization of Deferred Expenses		(65.0)	(65.0)	(65.0)	(65.0)
Less: Development of Software		(27.0)	(27.0)	(27.0)	(27.0)
Less: Capital Expenditures		(62.0)	(65.0)	(70.0)	(75.0)
Less: Other Asset Expenditures		(43.8)	(43.8)	(43.8)	(43.8)
Plus: [*] Equipment Purchase Reduction		13.7	13.7	13.7	13.7
Plus: Capitalized Software Reduction (BIG)		3.0	12.0	12.0	12.0
Plus: EMC Payment		20.0	-	-	-
Plus: Gain on Sale of the Phoenix Facility		20.0	-	-	-
Less: Change in Net Working Capital		(23.4)	(14.9)	(24.4)	(27.8)
Total Unlevered Net Free Cash Flow		$ 177.2	$ 138.1	$ 140.7	$ 162.9
			Assuming Discount Rates of: 11.0%	12.0%	13.0%
Discounted to 3/31/07					
Present Value of Cash Flow			$ 481.9	$ 472.0	$ 462.4
Terminal Value Multiple	9.0x		2,301.2	2,220.1	2,142.6
2011 Adj. EBITDA $ 388.2	10.0		2,556.9	2,466.8	2,380.7
	11.0		2,812.6	2,713.5	2,618.7
Enterprise Value	9.0x		$ 2,783.1	$ 2,692.1	$ 2,605.0
	10.0		3,038.8	2,938.8	2,843.0
	11.0		3,294.5	3,185.5	3,081.1
Less: Net Debt (3/31/07)			$ (718.0)	$ (718.0)	$ (718.0)
Plus: Option Proceeds			174.7	174.7	174.7
Equity Value	9.0x		$ 2,239.9	$ 2,148.8	$ 2,061.7
	10.0		2,495.5	2,395.5	2,299.8
	11.0		2,751.2	2,642.2	2,537.8
Total Shares Outstanding			87.9	87.9	87.9
Price per Share	9.0x		$ 25.48	$ 24.45	$ 23.46
	10.0		28.39	27.25	26.16
	11.0		31.30	30.06	28.87

Stephens Inc.
Investment Bankers

Discounted Cash Flow
(a)
(Dollars in Millions, Except per Share)
(a) Assumes Management Case financials as presented on pg. 21.
[*] Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under
Rule 24b-2 of the Exchange Act.